                                                                   EXHIBIT 21.01

                        SUBSIDIARIES OF THE CORPORATION

NAME                                                          JURISDICTION OF COMPANY
----                                                          -----------------------
FATS, Inc...................................................  Delaware, U.S.A
FSS, Inc....................................................  Delaware, U.S.A
DART International, Inc.....................................  Colorado, U.S.A
Firearms Training Systems Limited...........................  United Kingdom
F.A.T.S. Singapore PTE Ltd..................................  Republic of Singapore
F.A.T.S. Foreign Sales Corporation..........................  Barbados
Firearms Training Systems Netherlands, B.V..................  The Netherlands
FATS Canada, Inc............................................  Canada
Simtran Technologies, Inc...................................  Canada
FATS Canada Holdings, Inc...................................  Canada